Exhibit 99.1

Mama’s Creations Reports Third Quarter Fiscal 2026 Financial Results

Revenues Grow 50% YoY to $47.3 Million, Driven by Double-Digit Organic Sales Momentum and Integration of Crown 1 Asset Acquisition

EAST RUTHERFORD, NJ – December 8, 2025 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the third quarter ended October 31, 2025.

Financial Summary:

	Three Months Ended October 31,
$ in millions	2025	2024	% Increase
Revenues	$47.3	$31.5	50.0%
Gross Profit	$11.1	$7.1	56.6%
Operating Expenses	$10.3	$6.6	57.5%
Net Income	$0.5	$0.4	31.7%
Earnings per Share (Diluted)	$0.01	$0.01	24.1%
Adj. EBITDA (non-GAAP)	$3.8	$1.7	118.0%

Third Quarter Fiscal 2026 & Subsequent Operational Highlights:

●	Acquired the business of Crown I Enterprises (“Crown 1”), a full-service manufacturer of value-added proteins and ready-to-heat meals, from Sysco Corporation for $17.5 million.

○	All-cash, accretive acquisition fully funded through a $20.0 million private placement, further supported by an amended $27.4 million long-term credit facility with M&T Bank.
○	Adds $56.8 million in revenue (12 months ended June 28, 2025) with a recently upgraded and expanded 42k sq. ft. USDA facility ~10 miles from the Company’s existing Farmingdale, NY facility.
○	Brings premium, incremental customers where the Company did not yet maintain a presence as well as meaningful cross-selling potential.
○	Significant new operational capabilities, including incremental grill capacity and MAP technology, and potential manufacturing cost synergies.

●	Secured new tier-one national placements at Target and Food Lion. At Target, two branded sleeved items are to begin shipping in February with a staged rollout to 1,995 stores and additional items in the final set up stages for later distribution, with Food Lion shipments to 1,100 stores starting later this month.
●	The Company’s first ever National Costco Multi-Vendor Mailer (MVM) with branded Beef Meatballs is underway, driving a meaningful potential increase in sales and brand awareness.
●	Invited to attend leading investor conferences nationally, including the Lake Street 2025 BIG9 Conference, 16th Annual Craig-Hallum Alpha Select Conference, Stephens NASH25 Conference, and 14th Annual ROTH Deer Valley Event.
●	Cash and cash equivalents as of October 31, 2025 totaled $18.1 million, as compared to $7.2 million as of January 31, 2025. The change in cash and cash equivalents was driven by improved profitability, ongoing working capital optimization and the private placement completed concurrent with the acquisition of Crown 1.

Management Commentary

Adam L. Michaels, Chairman and CEO of Mama’s Creations, said: “Our third quarter demonstrated meaningful momentum in scaling the business. With the integration of the business of Crown 1 underway, we delivered broad-based growth across our protein portfolio, deployed high-return trade and marketing investments, leveraging newly added retail doors and cross-selling. We also implemented targeted price increases across both our beef and chicken portfolios to help offset commodity headwinds, while improvements in chicken operations enhanced throughput and lowered overtime, helping us meet our margin objectives.

“With the acquisition of Crown 1’s assets, we began a straightforward integration supported by proximity and shared grill platforms. Crown’s initially lower gross margins weighed on the quarter, but we are executing a clear plan to lift the acquired Bay Shore facility’s margin performance through procurement scale, throughput and overhead efficiencies, shared services, and best-practice sharing – which we expect to lift consolidated corporate gross margins from the low-20% range to the mid-20% range over the next year.

“We continue to see strong sales momentum across the portfolio, with Crown opening access to hard-to-penetrate customers and creating new cross-sell channels using its premium product offerings, while expanding SKU penetration across its base remains a core priority. This traction is reinforced by new tier-one wins at Target and Food Lion; at Target, we expect first shipments to begin in February, while our products should hit Food Lion’s shelves this month. This, paired with our ongoing National Costco collaboration, positions us for significant growth in the coming quarters.

“As we look ahead, our strategic path toward becoming a $1 billion deli prepared foods company is becoming even clearer. We continue to manage our balance sheet conservatively and maintain strict discipline around capital allocation, prioritizing integration ahead of a new acquisition. With expanded capacity, access to premium retail accounts and ongoing grandma-quality innovation, we are well-positioned to drive sustained profitable growth and improved margins in the quarters to come,” concluded Michaels.

Third Quarter Fiscal 2026 Financial Results

Revenue for the third quarter of fiscal 2026 increased 50.0% to $47.3 million, as compared to $31.5 million in the same year-ago quarter. The increase was attributable to both the acquisition of the Crown 1 business, as well as robust double-digit growth in the core business on a pre-acquisition basis.

Gross profit increased 56.6% to $11.1 million, or 23.6% of total revenues, in the third quarter of fiscal 2026, as compared to $7.1 million, or 22.6% of total revenues, in the same year-ago quarter. The increase in gross margin rate was primarily attributable to operational efficiency improvements across the organization and stabilized chicken commodity prices, partially offset by higher beef commodity prices as well as the addition of lower-margin Crown 1 sales, which the Company expects to bring in-line with the corporate average in the mid-20% range over the next year.

Operating expenses totaled $10.3 million in the third quarter of fiscal 2026, as compared to $6.6 million in the same year-ago quarter. As a percentage of revenue, operating expenses increased in the third quarter fiscal 2026 to 21.8% from 20.8%. Operating expenses in the third quarter were impacted by the acquisition of the Crown 1 business, as well as $1.0 million in non-recurring professional fees and transaction expenses related to the acquisition. Excluding the aforementioned acquisition-related expenses, operating expenses remained below 20% of revenue.

Net income for the third quarter of fiscal 2026 increased 31.7% to $0.5 million, or $0.01 per diluted share, as compared to net income of $0.4 million, or $0.01 per diluted share, in the same year-ago quarter. Third quarter net income totaled 1.1% of revenue, as compared to 1.3% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, increased 118.0% to $3.8 million for the third quarter of fiscal 2026, as compared to $1.7 million in the same year-ago quarter.

Cash and cash equivalents as of October 31, 2025, grew to $18.1 million, as compared to $7.2 million as of January 31, 2025, primarily driven by improved profitability, ongoing working capital optimization and the private placement completed concurrent with the acquisition of the Crown 1 business. As of October 31, 2025, total debt stood at $6.4 million, as compared to $6.3 million as of October 31, 2024.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time on Monday, December 8, 2025 to discuss the Company’s third quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q3 FY2026 Earnings Conference Call

Date: Monday, December 8, 2025

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13756863

Webcast: MAMA Q3 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Sunday, February 8, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13756863. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below

US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(in thousands)

	Three Months Ended October 31,
	2025	2024
Net income	$540	$410
Depreciation	962	451
Amortization	481	388
Taxes	186	128
Interest, net	77	83
Stock-based compensation	533	280
Acquisition related costs	1,014	0
Adjusted EBITDA (Non-GAAP)	$3,793	$1,740

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us

Mama’s Creations, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	October 31, 2025	January 31, 2025
	(Unaudited)
Assets:

Current Assets:
Cash and cash equivalents	$18,068	$7,150
Accounts receivable, net	11,047	8,131
Inventories, net	10,360	4,817
Prepaid expenses and other current assets	1,488	1,779
Total Current Assets	40,963	21,877

Property, plant, and equipment, net	21,061	9,387
Intangible assets, net	3,534	3,436
Goodwill	9,447	8,633
Operating lease right of use assets, net	8,309	3,376
Deferred tax asset	625	258
Deposits	95	95
Total Assets	$84,034	$47,062

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$18,468	$12,052
Term loan, net of unamortized debt discount of $226 and $22, respectively	949	1,530
Operating lease liabilities	1,646	848
Finance leases payable	315	345
Promissory notes – related parties	750	2,250
Total Current Liabilities	22,128	17,025

Term loan – net of current	4,706	1,342
Operating lease liabilities – net of current	6,642	2,600
Finance leases payable – net of current	960	1,199
Total long-term liabilities	12,308	5,141

Total Liabilities	34,436	22,166

Commitments and contingencies (Notes 11 and 12)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued, 0 shares outstanding	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued or outstanding	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; 0 shares issued or outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 40,880,000 and 37,826,000 shares issued as of October 31, and January 31, 2025, respectively, 40,650,000 and 37,596,000 shares outstanding as of October 31, and January 31, 2025, respectively	-	-
Additional paid-in capital	46,530	24,882
Retained earnings	3,218	164
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	49,598	24,896
Total Liabilities and Stockholders’ Equity	$84,034	$47,062

Mama’s Creations, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2025	2024	2025	2024

Net sales	$47,269	$31,523	$117,727	$89,743

Costs of sales	36,133	24,410	88,636	68,288

Gross profit	11,136	7,113	29,091	21,455

Operating expenses:
Research and development	80	155	208	352
Selling, general and administrative expenses	10,233	6,395	24,782	18,155
Total operating expenses	10,313	6,550	24,990	18,507

Income from operations	823	563	4,101	2,948

Other income (expenses)
Interest expense	(156)	(120)	(321)	(369)
Interest income	79	37	134	192
Amortization of debt discount	(20)	(3)	(26)	(13)
Other income	—	61	—	61
Total other expenses	(97)	(25)	(213)	(129)

Net income before income tax provision	726	538	3,888	2,819

Income tax expense	(186)	(128)	(834)	(708)

Net income	$540	$410	$3,054	$2,111

Net income per common share
– basic	$0.01	$0.01	$0.08	$0.06
– diluted	$0.01	$0.01	$0.08	$0.05

Weighted average common shares outstanding
– basic	39,630	37,522	38,313	37,373
– diluted	41,953	39,442	40,639	39,261

Mama’s Creations, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Nine Months Ended October 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,054	$2,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,099	1,057
Amortization of debt discount	26	13
Amortization of right of use assets	973	(167)
Amortization of intangibles	1,175	1,156
Stock-based compensation	1,173	801
Allowance for obsolete inventory	(124)	-
Change in deferred tax asset	(367)	90
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	809	(708)
Inventories	(4,083)	120
Prepaid expenses and other current assets	55	(491)
Accounts payable and accrued expenses	4,277	1,872
Operating lease liability	(867)	180
Net Cash Provided by Operating Activities	8,200	6,034

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(1,247)	(5,022)
Cash paid for acquisition of the business of Crown I Enterprises, Inc., net	(17,500)	-
Net Cash Used in Investing Activities	(18,747)	(5,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(16,011)	(1,274)
Net proceeds from issuance of common stock	18,927	-
Net proceeds from notes payable	18,770	-
Repayment of related party note	-	(1,200)
Repayment of finance lease obligations	(269)	(296)
Proceeds from exercise of stock options	48	55
Net Cash Provided by (Used in) Financing Activities	21,465	(2,715)

Net Increase (Decrease) in Cash	10,918	(1,703)

Cash and cash equivalents at beginning of period	7,150	11,022

Cash and cash equivalents at end of period	$18,068	$9,319

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$1,083	$947
Interest	$301	$329

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Finance lease asset additions	$—	$511
Payment of related party debt	$1,500	$—
Right-of-use asset and lease liability recognized	$6,357	$873
Write-off of right-of-use asset	$451	$897
Issuance of stock for director settlement	$—	$450
Receipt of fixed assets for deposits previously paid	$74	$937